UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 22, 2010

Cytec Industries Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  1-12372

Delaware	22-3268660
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

Five Garret Mountain Plaza
Woodland Park, NJ 07424
(Address of principal executive offices, including zip code)

(973) 357-3100
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.    Results of Operations and Financial Condition

On April 22, 2010, we issued a press release announcing our financial results for the first quarter ended March 31, 2010.  A copy of our press release is furnished as Exhibit 99.1 hereto.

Item 5.07.    Submission of Matters to a Vote of Security Holders

On April 22, 2010, the Annual Meeting of Stockholders of Cytec Industries Inc. (the “Company”) was held.  At the Annual Meeting, the Company’s stockholders voted on the following matters:

1.	On the matter of the election of four directors to serve for the terms indicated in the proxy statement relating to the Annual Meeting, the final vote was as follows:

Nominees	Votes For	Votes Against	Abstain	Broker Non-Votes
Chris A. Davis	42,121,685	849,882	127,366	2,061,942
Shane D. Fleming	41,449,454	1,572,912	76,567	2,061,942
William P. Powell	41,694,976	1,279,500	124,457	2,061,942
Louis L. Hoynes, Jr.	41,580,632	1,392,879	125,422	2,061,942

2.	On the matter of the proposal ratifying the appointment of KPMG LLP as our independent registered public accounting firm for 2010, the final vote was as follows:

Votes For	Votes Against	Abstain
43,964,438	1,045,558	150,879

Item 9.01.    Financial Statements and Exhibits

The following exhibits have been filed with this report:

Exhibit 99.1           Press Release, dated April 22, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cytec Industries Inc.

(Registrant)

Date:	April 22, 2010	By:	/s/ David M. Drillock
David M. Drillock
Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Description

99.1	Press Release, dated April 22, 2010